SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) August 7, 2001
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                           GENERAL MOTORS CORPORATION
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             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On August 7, 2001, General Motors Corporation (GM) issued a news release announcing the election of two new members to the General Motors Board of Directors. The release is as follows:

     DETROIT - General Motors Corp. Chairman John F. Smith, Jr. today announced the election of two new members to the General Motors Board of Directors. The two new directors are: Alan G. (A.G.) Lafley, president and chief executive officer of Procter & Gamble Co.; and E. Stanley O'Neal, president and chief operating officer of Merrill Lynch & Co. Inc.

      The election of Lafley and O'Neal increases the membership of the GM board to 13, 11 of whom are independent, outside directors.

     "The addition of A.G. and Stan to the GM board is consistent with our efforts to seek out exceptional business leaders," Smith said. "A.G. is well regarded for building strong brands and franchises, and Stan's experience in international financial markets brings added depth at a time when globalization is offering new opportunities for growth."

      O'Neal's appointment is effective immediately. Lafley's appointment is effective in January, 2002.

      Earlier this year, Dennis Weatherstone, the former chairman of J.P. Morgan & Co., retired from the GM Board after 15 years as a director, and Vice Chairman Harry Pearce retired from GM and left the board to accept the position of chairman of Hughes Electronics Corp.

      Lafley, 54, joined Procter & Gamble's marketing division in 1977. Before joining P&G, Lafley served in the U.S. Navy for five years. He was elected president and chief executive officer on June 8, 2000. He held a variety of positions in P&G's laundry and cleaning business before being named group vice president in 1992. In 1995, Lafley was named executive vice president with responsibility for Asia. In 1999 he was named president for the company's North American and Global Beauty Care divisions.

      A native of Keene, NH, Lafley graduated from Hamilton College with a bachelor's degree in history. He also holds a master's degree in business administration from Harvard University. His local and national activities include: past member, American Chamber of Commerce in Japan; member, Board of Trustees, Hamilton College; member, Board of Trustees, Cincinnati Symphony Orchestra; member, Board of Trustees, Cincinnati Institute of Fine Arts; and member, Board of Trustees, The Seven Hills School. He is also a member of P&G's Board of Directors.

      O'Neal, 49, was named president and chief operating officer at Merrill Lynch in July 2001. He also serves as president of the U.S. Private Client Group and sits on the company's board of directors. O'Neal joined the firm's investment banking group in 1986, with client responsibilities in a variety of areas, including high yield, project finance and equity private placement.

      Before assuming responsibility for the U.S. Private Client Group, O'Neal served as executive vice president and chief financial officer.








                                      - 2-

      Prior to joining Merrill Lynch, O'Neal worked for GM, beginning his career as a cooperative education student where he worked on an automotive assembly line at GM's Doraville, Ga., plant. He continued his employment there while earning a degree from Kettering University (formerly General Motors Institute). After receiving a master's degree in business administration from Harvard University in 1978, O'Neal joined the GM Treasurer's Office, where he served in a series of positions in New York and Madrid, including general assistant treasurer responsible for mergers and acquisitions and domestic financing activities.

      O'Neal is vice chairman of the Securities Industry Association and a member of the Capital Markets Advisory Committee of the New York Stock Exchange. O'Neal also serves as a trustee of the National Urban League, the Ronald McDonald House of New York and The Buckley School. He also serves on an advisory council to the Bronx Preparatory Charter School, a New York City public school that provides a college preparatory curriculum to low-income students.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    August 7, 2001
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                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)

























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